UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2016

THE PULSE BEVERAGE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

11678 N Huron Street
Northglenn, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

                                    N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1   –   REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2015, The Pulse Beverage Corporation (the “Company”), and its wholly-owned subsidiary, Natural Cabana SA de CV as Guarantor, and TCA Global Credit Master Fund, LP (the “Lender”) entered into a Senior Secured Revolving Credit Facility Agreement and Senior Revolving Convertible Promissory Note effective November 6, 2015 (the “Credit Facility”). Under the terms of the Credit Facility, the Lender has committed to lend a total of $3,500,000 to the Company. Any drawdown of this Credit Facility bears interest at a rate of twelve percent (12%) per annum and matures twelve months following the date of each loan. The Company received the initial tranche of $650,000 on November 6, 2015 and received the second tranche of $250,000 on December 23, 2015. The Credit Facility is secured by a senior secured interest in all of the Company's assets. In connection with the Credit Facility, the Company also issued 3,000,000 shares of restricted common stock to the Lender. The Company has the right to purchase these shares by paying $150,000 to the Lender on or before May 6, 2016.

On March 22, 2016, the Company entered into Amendment No. 1 to Senior Secured Revolving Credit Facility Agreement whereby the Company was approved for an additional $1,000,000 loan under the Credit Facility having the same terms as the initial $900,000 loan. The Amended and Restated Senior Secured Revolving Convertible Promissory Note matures November 6, 2016 unless extended by the Lender. The Company received $455,860, net of $44,140 of closing costs, on March 22, 2016 and will receive a further $250,000 once the Company collects an account receivable from its Mexico distributor. A further $250,000 will be received once the Company has met certain other performance criteria. In connection with this additional loan, the Company agreed to issue 10,558,069 shares of its restricted common stock to the Lender as an Advisory Fee. Notwithstanding the above, the Lender is restricted from receiving these shares to the extent that, after giving effect to the receipt of the shares, the Lender would beneficially own more than 4.99% of the Company’s common stock.  Any shares not issued as a result of this limitation will be issued at a later date, and from time to time, when the issuance of these will not result in the Lender beneficially owning more than 4.99% of the Company’s common stock.  The Company has the right to purchase these shares by paying $350,000 to the Lender on or before September 22, 2016.

The Lender has the right, in the Event of Default, to convert any outstanding amounts under the Note into restricted shares of the Company’s common stock based on 85% of the weighted value average price of the Company’s common shares over the prior 5 trading days prior to conversion.  However, the Lender may not convert any portion of the Note to the extent that after giving effect to the shares which would be received on conversion, the Lender would beneficially own more than 4.99% of the Company’s common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01  Financial Statements and Exhibits

10.12	Amendment No. 1 to Senior Secured Revolving Credit Facility Agreement, dated as of March 22, 2016, by and among the Company and the Lender.

10.13	Amended and Restated Senior Secured Revolving Convertible Promissory Note, issued by the Company to the Lender, issued as of March 22, 2016.

99.1	Press Release.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016
THE PULSE BEVERAGE CORPORATION

	By:	/s/ Robert E. Yates
Robert E. Yates, Chief Executive Officer